UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey 08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, Blonder Tongue Laboratories, Inc. (the “Company”) entered into a Deferred Compensation Agreement (the “Agreement”) with Edward R. Grauch, the Company’s President and Chief Executive Officer (the “Executive”), which Agreement provides for the deferral of certain compensation otherwise payable by the Company to the Executive. Under the terms of the Agreement, the Executive agreed to the deferral of 25 percent of the cash compensation to be earned by him beginning with the first regular pay period of calendar year 2021 and extending through the last regular pay period of calendar year 2021.

As of each date on which compensation that would otherwise have been paid is deferred pursuant to the Agreement, the Company will accrue a number of shares of its common stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of the Company’s common stock (the “Accrued Shares”). For purposes of calculating the number of Accrued Shares, “fair market value” will equal the official closing price on the NYSE American consolidated tape on the calculation date, or if that day in not a trading day on the trading day immediately preceding such day, as long as the Company’s common stock is listed on the NYSE American exchange. On the first business day following the close of each of the first, second, third and fourth calendar quarters of the year 2022, the Company is obligated to deliver to the Executive, or to the personal representative of the Executive in the event of his earlier death, the number of Accrued Shares accumulated on its books and records pursuant to the Agreement that are attributable to compensation suspended during the first, second, third and fourth calendar quarters of the calendar year 2021, respectively, subject to compliance with applicable tax withholding obligations.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Deferred Compensation Agreement, dated as of December 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: December 30, 2020

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